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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) September 14, 2000


                     CENTRAL EUROPEAN MEDIA ENTERPRISE LTD.
             (Exact name of registrant as specified in its charter)


                                     0-24796
                            (Commission File Number)

            BERMUDA                                           N/A
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

Clarendon House, Church Street, Hamilton                 HM CX Bermuda
(Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code: 441-296-1431

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.           Other Events

There follows a press release issued by Registrant on September 14, 2000 ("the Press Release").

Central European Media Enterprises Ltd. (CME) (NASDAQ:CETV) announced that, as a result of the previously announced ongoing dispute in the Czech Republic, CME has determined to restructure its bond indebtedness. Therefore, CME will not make the semi-annual interest payment due on August 15, 2000 on its Senior Notes due August 2004. An Event of Default has now occurred under the Indentures governing the Senior Notes. The Company is continuing discussions with a group of holders of the Senior Notes relating to a possible consensual restructuring.

CME broadcasts in Central and Eastern Europe and is traded on the NASDAQ National Market in the U.S. under the symbol "CETV".

Forward-looking Statements

Certain statements made in this press release are forward-looking statements which are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results could differ materially from those described in or contemplated by the forward-looking statements.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Central European Media Enterprises Ltd.
                                                     (Registrant)



September 14, 2000                By    /s/Frederic Klinkhammer
------------------                      -----------------------
Date                                    Frederic Klinkhammer
                                        President, Chief Executive Officer